EXHIBIT 99.1

Youbet.com Retires Notes Due 2005
Thursday January 8, 8:33 am ET


WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Jan. 8, 2004--Youbet.com, Inc. (Nasdaq:UBET - News), a leading online wagering company and the largest provider of horse racing content in the United States, said today that on December 29, 2003, it retired $2.0 million aggregate principal amount of notes payable.

As previously disclosed in the company's quarterly reports, the notes were privately-placed in February 2003 and were originally due in February 2005. In connection with the repayment and retirement of these notes, Youbet will write-off the unamortized note discount, resulting in a one-time interest expense charge of $290,000 in the fourth quarter of 2003. In addition, the early repayment will save the company $200,000 in cash interest expense that would have been payable on the notes in 2004.

Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness racing content in the United States. Members have the ability to watch and, in most states, to wager on nearly all major domestic horse racing content via Youbet's exclusive closed-loop network. Youbet members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products. Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby.

More information on Youbet.com can be found at www.Youbet.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," potential,"
"continue" or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the outcome of our ongoing arbitration and related dispute with TVG; the timely development and market acceptance of new products and technologies; our ability to secure additional sources of financing; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet's licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


--------------------------------------------------------------------------------
Contact:
     Youbet.com, Inc.
     Gary Sproule, 818-668-2297